Exhibit 10.7(b)

Owlet Baby Care Inc.
Restricted Stock Grant Agreement

Award Notice
(2014 equity incentive plan)

Owlet Baby Care Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby grants to Participant the number of shares of the Company’s Common Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Grant Agreement and the Plan, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:	March __, 2018
Number of Shares Subject to Award:

Vesting Schedule:	100% vested upon grant.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Notice, the Restricted Stock Grant Agreement and the Plan.  Participant further acknowledges that as of the Date of Grant, this Award Notice, the Restricted Stock Grant Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject hereof. The Company’s grant of shares of Common Stock to the Participant pursuant to this Award Notice is subject to the Participant executing and delivering the Acknowledgment of Termination of Restricted Stock Purchase Agreement between the Company and the Participant, in which the Participant agrees to terminate the Participant’s rights to acquire shares of common stock of the Company pursuant to the Restricted Stock Purchase Agreement dated June 30, 2014.

Owlet Baby Care Inc.		Participant:

By:		By:
	Signature		Signature
Name:	Kurt Workman	Name:
Title:	Chief Executive Officer	Date:
Date:

Attachments:  Restricted Stock Grant Agreement, 2014 Equity Incentive Plan, Assignment Separate from Certificate, Joint Escrow Instructions

Attachment I

Restricted Stock Grant Agreement
2014 Equity Incentive Plan

Owlet Baby Care Inc. (the “Company”) wishes to grant to you, and you wish to acquire, shares of Common Stock from the Company, pursuant to the provisions of the Company’s 2014 Equity Incentive Plan (the “Plan”).

Therefore, pursuant to the terms of the Restricted Stock Grant Award Notice (“Award Notice”) and this Restricted Stock Grant Agreement (“Agreement’) (collectively, the “Award”), the Company grants you the number of shares of Common Stock indicated in the Award Notice.  Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your Award are as follows:

1.
Grant of Shares.  You hereby agree to acquire from the Company, and the Company hereby agrees to grant to you, the aggregate number of shares of Common Stock specified in your Award Notice as consideration for services to be provided by the Grantee to the Company as a service provider (as defined below) of the Company.

2.
Closing.  The transfer of the Shares shall occur at a closing (the “Closing”) to be held on the date first set forth above, or at any other time mutually agreed upon by the Company and you. The Closing will take place at the principal office of the Company or at such other place as shall be designated by the Company. As promptly after the Closing as practicable, the Company will issue a stock certificate, registered in your name, reflecting the Shares.

3.
Number of Shares.  The number of shares of Common Stock subject to your Award referenced in your Award Notice may be adjusted from time to time for Capitalization Adjustments.

4.
Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws.

5.
Restrictive Legends.  All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a)
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(c)
Any legend required by appropriate blue sky officials.

6.
Investment Representations.   In connection with the acquisition of the Common Stock, you represent to the Company the following:

(a)
You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock.  You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)
You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

(c)
You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available.  You further acknowledge and understand that the Company is under no obligation to register the Common Stock.  You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

(d)
You are familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the securities exempt under Rule 701 may be sold by you ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in Section 7 below.

(e)
In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(f)
You further understand that at the time you wish to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public current information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

7.
Market Stand-Off Agreement.  By purchasing shares of Common Stock under your Award, you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 and similar or successor regulatory rules and regulations (the “Lock-Up Period”).  You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period.  The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provision hereof as though they were a party hereto.

8.
Transferability.  Your Award is not transferable, except with the consent of the Company, which the Company may withhold in its sole discretion

9.
Right of First Refusal.  Shares of Common Stock that you acquire under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right.  The Company’s right of first refusal shall expire on the Listing Date.  For purposes of this Agreement, Listing Date shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or on the Global Market System of the Nasdaq Stock Market (or any successor to that entity).

10.
Award not a Service Contract.  Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part (or the part of any affiliate or owner of you) to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment (or the employment of any affiliate or owner of you).  In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you (or any owner or affiliate of you) might have as a Director or Consultant for the Company or an Affiliate.

11.
Tax Obligations.

(a)
At the time your Award is granted, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.  You further agree to be responsible for, indemnify and hold the Company harmless for, all income taxes and for your portion of the employment taxes, imposed in connection with the acquisition or otherwise in connection with the Award.

(b)
Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares or release such shares from any escrow provided for herein.

12.
Notices.  Any notices provided for in your Award or the Plan shall be given in writing (including e-mail or facsimile) and shall be deemed effectively given upon receipt or, in the case of notices sent by mail by the Company to you, three (3) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13.
Miscellaneous.

(a)
The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)
You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

14.
Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

Attachment II

2014 Equity Incentive Plan